UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2008

Zanett, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 18, 2008, Zanett, Inc. (the “Company”), together with its wholly-owned subsidiaries, Zanett Commercial Solutions, Inc. (“ZCS”) and Paragon Dynamics, Inc. (“PDI” and together with the Company and ZCS, the “Borrowers”), entered into a Third Amendment and Modification to Loan and Security Agreement and Other Loan Documents (the “Amendment”) with LaSalle Bank National Association (“LaSalle”).  The Amendment amends certain terms of the Loan and Security Agreement dated December 21, 2006 between LaSalle and the Borrowers (the “Loan Agreement”), as amended by that certain First Amendment and Modification to Loan and Security Agreement and Other Loan Documents dated May 31, 2007 and that certain Second Amendment and Modification to Loan and Security Agreement dated November 14, 2007.  The Amendment was consummated concurrently with the consummation of the sale by the Company of PDI to KOR Electronics (“KOR”) pursuant to that certain Stock Purchase Agreement dated as of March 12, 2008 by and among the KOR, PDI and the Company (the “Purchase Agreement”) as described below in Item 2.01.

The Amendment modifies the fixed charge coverage ratio test and the senior debt ratio test required by the Loan Agreement.  As amended, the Loan Agreement requires the Borrowers to maintain a fixed charge coverage ratio of not less than 0.35 to 1.0 for the twelve-month period ended December 31, 2007, and 1.10 to 1.0 for the three-month period ending March 31, 2008, the six-month period ending June 30, 2008, the nine-month period ending June 30, 2008, the nine-month period ending September 30, 2008, the twelve-month period ending December 31, 2008, and each twelve-month period ending on the last day of each fiscal quarter thereafter.

As amended, the Loan Agreement also requires the Borrowers to maintain a senior debt ratio of not greater than 2.5 to 1.0 for the twelve-month period ended December 31, 2007, the three-month period ending March 31, 2008, the six-month period ending June 30, 2008, the nine-month period ending September 30, 2008, the twelve-month period ending December 31, 2008 and each twelve-month period ending on the last day of each fiscal quarter thereafter.

The Borrowers are also required to maintain EBITDA for each calendar month (other than the calendar months of December and January) of not less than $140,000.  The Amendment waives (i) the Senior Debt Ratio for the twelve-month period ended on December 31, 2007; (ii) the EBITDA covenant for the December 2007 calendar month, the six-month period ended October 31, 2007, and the seven-month period ended on November 30, 2007; and (iii) the Capital Expenditures covenant for the year ended  December 31, 2007.

The Amendment released and removed PDI as a Borrower under the Loan Agreement and the related loan documents, and removed PDI’s collateral as security for the obligations under the Loan Agreement.  The amendment also releases PDI from its obligations under the Continuing Unconditional Guaranty it executed in connection with the Loan Agreement.

The Amendment permitted the pay off of $1.5 million in high coupon promissory notes payable to Bruno Guazzoni and a $1.5 million high coupon promissory note payable to Emral Holdings.  The Amendment also allows for future quarterly payments (not to exceed 50% off the Company’s Excess Cash Flow (as defined in the Loan Agreement) by the Company on its line of credit with Bruno Guazzoni following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2008.

The Company was required to make a payment on the loan facility with LaSalle equal to the purchase price received pursuant to the Purchase Agreement, less (i) the $887,500 held back by KOR pursuant to the Purchase Agreement, (ii) certain expenses incurred in connection with the sale of PDI and (iii) the $3 million used to pay off the promissory notes to Bruno Guazzoni and Emral Holdings, as described above.

The Amendment also limits the maximum revolving credit borrowings under the Agreement to a principal amount of $5 million.  The Amendment also reduces the Company’s advance rate from 80% to 60% of the face amount of Borrowers’ eligible accounts, less certain reserves and amounts outstanding under letter of credit obligations.

The Amendment is included with this filing as Exhibit 10.1 and the foregoing description is qualified by reference thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 18, 2008 (the “Closing Date”), the Company completed the disposition of PDI pursuant to the Purchase Agreement.

                The Purchase Agreement provided for the sale by the Company to KOR of all of the issued and outstanding stock of PDI for a purchase price of $8,875,000 in cash, plus certain working capital adjustments. The initial working capital adjustment was $715,175 for a total aggregate purchase consideration of $9,590,175, including the working capital adjustment.  Of that, $887,500 (the “Holdback Amount”) was held back by KOR to secure the Company’s indemnification obligations. On the Closing Date, KOR paid the Company $8,702,675.  The Holdback Amount, less any deductions made for indemnity claims, will be paid to the Company on the one-year anniversary of the Closing Date.  KOR’s obligation to pay the Holdback Amount is secured by a security interest in PDI’s assets pursuant to a Security Agreement entered into by the Company, KOR and PDI in connection with the Closing.  The Company’s security interest in PDI’s assets is subordinate to KOR’s senior indebtedness.

                The Purchase Agreement is included with this filing as Exhibit 2.1 and the foregoing description is qualified by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Stock Purchase Agreement, dated as of March 12, 2008, by and among KOR Electronics, Paragon Dynamics, Inc. and Zanett, Inc.*

10.1

Third Amendment and Modification to Loan and Security Agreement by and among LaSalle Bank National Association, Zanett, Inc., Zanett Commercial Solutions, Inc., and Paragon Dynamics, Inc. dated March 18, 2008.

* Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: March 24, 2008	By:	/s/ Claudio Guazzoni
Claudio Guazzoni
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of March 12, 2008, by and among KOR Electronics, Paragon Dynamics, Inc. and Zanett, Inc.

10.1

Third Amendment and Modification to Loan and Security Agreement by and among LaSalle Bank National Association, Zanett, Inc., Zanett Commercial Solutions, Inc., and Paragon Dynamics, Inc. dated March 18, 2008.